UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: September 30, 2003)

AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	42-1458424	001-15166

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (515) 362-3600

ITEM 7 (c).  EXHIBITS

99.1	AmerUs Group Co. Presentation on Equity Index Annuities and Equity Index Life Insurance on September 30, 2003 (furnished pursuant to Item 12)

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 30, 2003, management of AmerUs Group Co. (“Company”) presented the materials attached hereto as Exhibit 99.1 via web cast.

During the web cast, the Company also disclosed the following.

Spreads on new sales for the Company’s premium allocation strategies for its equity index annuity products are approximately 200 basis points for the multi-year equity index strategy; approximately 300 basis points for the annual equity index strategy; approximately 200 basis points for the traditional fixed strategy; approximately 250-275 basis points (varying by product) for total return strategies.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ MELINDA S. URION Melinda S. Urion Executive Vice President and Chief Financial Officer

Dated: October 2, 2003

EXHIBITS

Exhibit No	Description

99.1	AmerUs Group Co. Presentation on Equity Index Annuities and Equity Index Life Insurance on September 30, 2003 (furnished pursuant to Item 12)